 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2019

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Penn Plaza, 35th Floor
New York, NY 10119
(Address of Principal Executive Offices) (Zip Code)

 Registrant’s telephone number, including area code:  (212) 845-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01. Regulation FD.

On August 14, 2019, IVERIC bio, Inc. (the "Company") posted a corporate presentation to its website at https://investors.ivericbio.com/events-and-presentation. A copy of the corporate presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 8.01. Other Information.

The Company reaffirms its previous estimate that its year-end 2019 cash and cash equivalents will range between $80 million and $85 million. The Company believes that its cash and cash equivalents will be sufficient to fund its operations and capital expenditure requirements as currently planned through the end of 2021. These estimates are based on the Company's current business plan, including the continuation of its current research and development programs. These estimates do not reflect any additional expenditures, including associated development costs, in the event the Company in-licenses or acquires any new product candidates or commences any new sponsored research programs. The Company may have based these estimates on assumptions that may prove to be wrong, and it could use its available capital resources sooner than it currently expects.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits:

The following Exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

    99.1 IVERIC bio, Inc. Corporate Presentation dated August 2019

Cautionary Note Regarding Forward Looking Statements
Any statements in this Current Report on Form 8-K, including Exhibit 99.1 (the "Form 8-K") about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, future operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Form 8-K, the Company’s forward looking statements include statements about the implementation of its strategic plan, including its focus on developing gene therapies for orphan inherited retinal diseases, the projected use of cash and cash balances, the timing, progress and results of clinical trials and other research and development activities, the potential utility of its product candidates, and the potential for its business development strategy, including its collaborative gene therapy sponsored research programs and any potential in-license or acquisition opportunities. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to the initiation and the progress of research and development programs and clinical trials, availability of data from these programs, reliance on university collaborators and other third parties, establishment of manufacturing capabilities, expectations for regulatory matters, need for additional financing and negotiation and consummation of in-license and/or acquisition transactions and other factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: August 14, 2019	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer